Exhibit 10.9

REVIV3 PROCARE COMPANY

2022 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Name of Participant:

Address:

You have been granted an option to purchase Common Stock of Reviv3 Procare Company, a Delaware corporation (the “Company”), as follows:

1.	Date of Option Grant
2.	Type of Stock Option:
3.	Maximum Number of Shares for which this Option is Exercisable:
4.	Exercise Price Per share:
5.	Total Exercise Price:
6.	Option Expiration Date:
7.	Vesting Start Date:

8.

Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or an Affiliate on the applicate vesting date:

Optionee understands and agrees that this Option is granted subject to and in accordance with the terms of the Stock Option Agreement with Optionee. Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached here to as Exhibit A.

OPTIONEE	REVIV3 PROCARE COMPANY

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title

Authorized Signature

Print Name and Title